UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2008

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, National Instruments Corporation (the “Company”) and Timothy R. Dehne, the Company’s Senior Vice President, Research and Development, entered into a Separation Agreement and Release (the “Agreement”) pursuant to which Mr. Dehne’s employment with the Company will terminate effective December 12, 2008.  Mr. Dehne is a named executive officer of the Company within the meaning of applicable SEC rules.  The Agreement provides for the following amounts to be made by the Company to Mr. Dehne and for a release by Mr. Dehne of any and all potential claims against the Company, its officers and directors.

• 45 weeks Base Salary Severance	$255,288.60
• Long Term Incentive Plan equivalency payment	$135,199.51
• 2008 Annual Incentive Plan equivalency payment	$42,955.00
• 200 Hours of accrued vacation	$28,365.40
• 5/1/09 RSU Vesting equivalency payment	$141,756.80

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  December 10, 2008